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                                                                    EXHIBIT 23.1

                                                                  CONFORMED COPY



                                                       June 17, 2002


Enodis Plc
Washington House
40-41 Conduit Street
London
W1S 2YQ


Ladies and Gentlemen:

We hereby consent to the reference to us under the headings "Risk Factors," "Management," "Description of The Notes," "Legal Matters," "Taxation" and "Service of Process and Enforcement of Liabilities" in the prospectus contained in Registration Statement No. 333-85102. We also consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Clifford Chance